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EXHIBIT 99.1

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT, dated as of May 23, 2000, between CELLNET DATA SYSTEMS, INC., a Delaware corporation ("CellNet"), CN HOLDINGS, INC., a Delaware corporation ("CN") (collectively, the "Sellers" and each individually a "Seller") on the one hand, and BECHTEL ENTERPRISES, INC., a Delaware corporation (the "Purchaser"), on the other.

                              W I T N E S S E T H:

         WHEREAS, CellNet owns all of the outstanding stock of CN, and CN owns one-half of the membership interests in the Delaware limited liability company BCN Data Systems, L.L.C. ("BCN"), the other half of BCN being owned by BEn Meters International, Inc., a subsidiary of Purchaser;

         WHEREAS, Sellers are party to certain executory contracts pertaining to BCN identified on the Disclosure Schedule hereto;

         WHEREAS, Sellers commenced their cases (the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware under chapter 11 of title 11, United States Code (as amended from time to time, the "Bankruptcy Code") on February 4, 2000 (the "Filing Date");

         WHEREAS, the Sellers advised the Purchaser that they wish to sell to the Purchaser the Assets (defined below) upon the terms and subject to the conditions set forth herein and in accordance with Sections 363 and 365 of the Bankruptcy Code; and

         WHEREAS, the Purchaser advised the Sellers that it wishes to purchase the Assets pursuant to an order of the Bankruptcy Court (defined below) approving, among other things, such sale under Section 363 of the Bankruptcy Code and the assumption and assignment of certain executory contracts to the Purchaser thereunder under Section 365 of the Bankruptcy Code;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

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         "Affiliate" means, with respect to any specified Person, any other
Person who or which, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

         "Agreement" means this Agreement, including the Disclosure Schedule, all exhibits and schedules hereto, all documents, certificates and instruments delivered pursuant hereto and all amendments hereto made in accordance with
Section 10.09.

         "Ancillary Agreements" means the Assumption Agreement, the Assignment of LLC Interest, the Bill of Sale and the Escrow Agreement.

         "Assets" means (a) all of Sellers' rights in the Assumed Contracts,
(b) the BCN Interest and (c) the Residual Rights.

         "Assignment of LLC Interest" means the assignment by CN of the BCN Interest to be executed by CN on the Closing Date substantially in the form of Exhibit A.

         "Assumed Contracts" means the contracts listed in Section 1.01(B) of the Disclosure Schedule hereto.

         "Assumed Liabilities" means all liabilities of the Sellers in respect of Assumed Contracts.

         "Assumption Agreement" means the Assumption Agreement to be executed by the Purchaser and the Sellers on the Closing Date substantially in the form of Exhibit B.

         "Bankruptcy Code" is defined in the Recitals.

         "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Case.

         "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time.

         "BCN" is defined in the Recitals.

         "BCN Interest" means all of the interest of CN in BCN, including all of CN's right, title and interest under the BCN LLC Agreement as of the date hereof.

         "BCN LCC Agreement" means the Amended and Restated Limited Liability Company Agreement entered into as of January 1, 1997 by and among BCN, CN Holdings, Inc., and BEn Meters International, Inc.

         "BCN Royalties" is defined in Section 2.04(c).

         "Bill of Sale" means the Bill of Sale and Assignment to be executed by the Sellers on the Closing Date substantially in the form of Exhibit C.

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         "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of San Francisco. "Chapter 11 Cases" is defined in the Recitals.

         "Closing" is defined in Section 2.05.

         "Closing Date" is defined in Section 2.05.

         "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, as trustee (other than a bankruptcy trustee) or executor, by contract or otherwise. The term "Controlled" shall have a correlative meaning.

         "Committee" means the official committee of unsecured creditors appointed by the United States trustee in the Chapter 11 Cases.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Final Order" means an order of the Bankruptcy Court (a) as to which the time to appeal shall have expired and as to which no appeal shall then be pending, or (b) if an appeal shall have been filed or sought, either (i) no stay of the order shall be in effect or (ii) if such a stay shall have been granted by a court of competent jurisdiction, then the stay shall have been dissolved.

         "Formation Agreement" means the Formation and Participation Agreement between Purchaser and CellNet effective as of January 1, 1997.

         "GAAP" means United States generally accepted accounting principles, as in effect on the date hereof.

         "Governmental Authority" means United States; state; commonwealth; district; territory; municipality; foreign state; department, agency or instrumentality of the United States, a state, a commonwealth, a district, a territory, a municipality, or a foreign state; or other foreign or domestic government.

         "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

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         "Intellectual Property" means all of CellNet's Intellectual Property
Rights licensed to BCN under the License Agreements, including the Licensed Technology and the Additional Licensed Technology (as such terms are defined in the License Agreements). Notwithstanding the preceding definition, Sellers make no representation or warranty (express or implied) as to the validity, enforceability or scope of any such rights against any Person.

         "IP Bankruptcy Order" means the order of the Bankruptcy Court dated April 19, 2000, granting the motion of Purchaser and BEn Meters International, Inc. ("Bechtel Sub") on behalf of BCN to "Compel CellNet, Pending Assumption or Rejection of the License Agreement, to Provide BCN the Licensed Intellectual Property Including the Source Code Embodiment Thereof."

         "IRS" means the United States Internal Revenue Service.

         "Law" means any foreign or domestic federal, state, provincial, local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

         "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment, plan or undertaking or otherwise in respect of the Assets.

         "License Agreements" means, singularly and collectively, (1) the License and Consulting Services Agreement dated as of January 1, 1997 between CellNet and BCN; (2) the OCDB Source Code License Agreement dated as of January 1, 1997 between CellNet and BCN; and (3) the Source Code Escrow Agreement between BCN, CellNet, and Data Securities International, Inc.

         "Lien" shall mean any mortgage, deed or trust, pledge, hypothecation, security interest, encumbrance, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operations of law or otherwise, affecting any Assets, including any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any assets or property under the Uniform Commercial Code of any state or comparable law of any U.S. jurisdiction.

         "Parties" shall mean the Sellers and the Purchaser.

         "Person" shall mean any natural person, general or limited partnership, corporation, limited liability company, firm, association, unincorporated organization, trust, joint venture, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

         "Purchase Price" is defined in Section 2.04(a).

         "Release" is defined in Section 2.04(d).

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         "Royalty Advance" is defined in Section 2.04(c).

         "Residual Rights" means all rights and interest of CellNet in the Intellectual Property other than those rights and interests which are sold to Schlumberger pursuant to the Schlumberger Agreement.

         "Retained Liabilities" means all Liabilities except the Assumed Liabilities.

         "Sale Order" means an order of the Bankruptcy Court, substantially in the form attached hereto as Exhibit D hereto, approving the sale of the Assets and assumption or assignment of the Assumed Contracts under this Agreement.

         "Schlumberger" means Schlumberger Resource Management Services, Inc., a Delaware corporation.

         "Schlumberger Agreement" means the Asset Purchase Agreement among CellNet, Schlumberger, and Schlumberger Technology Corporation, a Delaware Corporation, dated March 1, 2000.

         "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, intangibles, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, property or other transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

         "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

         SECTION 1.02 Terms Generally. (a) Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders as the context requires, (b) the term "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (c) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, (d) the word "or" shall not be exclusive, and (e) provisions shall apply, when appropriate, to successive events and transactions.



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                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser or its designee(s), and the Purchaser or its designee(s) shall purchase, acquire and accept from the Sellers, all of the right, title and interest of Sellers in and to the Assets.

         SECTION 2.02 Assumption and Exclusion of Liabilities.

         (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser or its designee shall assume and shall thereafter pay, perform and discharge when due the Assumed Liabilities, and the Sellers shall no longer be liable for, nor have any responsibility for, the Assumed Liabilities.

         (b) The Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, the Retained Liabilities.

         SECTION 2.03 Cure Amounts. The Purchaser shall, on or prior to 30 days after the Closing Date, pay or make provision for payment of all monetary defaults and breaches under the Assumed Contracts so that the Assumed Contracts may be assumed by and assigned to the Purchaser or its designee in accordance with the provisions of Section 365 of the Bankruptcy Code and this Agreement ("Cure Amounts").

         SECTION 2.04 Purchase Price; Allocation of Purchase Price.

         (a) Purchase Price. The purchase price for the Assets (the "Purchase Price") is $2,250,000, payable in accordance with this Section 2.04. As additional consideration, effective upon the Closing, Bechtel, BEn Meters International, Inc. and BCN shall be deemed to have waived all claims against Sellers' bankruptcy estate(s) (including against Sellers' directors, officers, employees, agents and other representatives) that may have arisen prior to the Closing pursuant to Section 5.06.

         (b) Purchase Price Allocation. The Purchase Price shall be allocated for all tax and other purposes 100% to the BCN Interest and 0% to the other Assets.

         (c) Royalty Advance Payment. The Parties acknowledge that subject to the provisions hereof, on the Closing Date Purchaser shall deposit $2,250,000 (the "Royalty Advance") into an escrow account (the "Escrow"). If not refunded in full to Purchaser under Section 2.04, the Royalty Advance shall be deemed an advance payment in full, on behalf of BCN, of all fees, royalties and other amounts that may be payable under the License Agreements (whether due as matter of contract or pursuant to the requirements of Section 365(n) of the Bankruptcy Code after rejection of the License Agreements and the election by BCN to retain its rights thereunder) ("BCN Royalties"). The Escrow shall be subject to an escrow agreement in form and substance

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reasonably satisfactory to Purchaser and Sellers, and consistent with the terms hereof (the "Escrow Agreement").

         (d) Schlumberger Election. The Escrow Agreement shall provide that the Royalty Advance and interest thereon shall be paid to or at the direction of CellNet if CellNet is determined by the Bankruptcy Court to be the sole owner of the BCN Royalties. If Schlumberger is determined by the Bankruptcy Court to be the sole owner of the BCN Royalties, then escrow holder shall release all funds in the Escrow to Purchaser unless Schlumberger shall have notified Purchaser and the escrow holder within 15 days of the entry of an order of the Bankruptcy Court making such determination or, if by agreement, within 5 days of the execution thereof, that Schlumberger elects to accept the Royalty Advance as full satisfaction of the BCN Royalties. If Schlumberger makes such election, the Royalty Advance and interest thereon shall be released to Schlumberger within two days after its execution and deposit into Escrow of a release of BCN's entire obligation to pay the BCN Royalties in a form approved in writing by Purchaser (a "Release"). The Release shall be delivered to Purchaser at the same time as such release of the funds from Escrow.

         (e) Joint Release. If the Bankruptcy Court determines, or if CellNet and Schlumberger agree, that CellNet and Schlumberger each have an interest in the BCN Royalties, then escrow holder shall release all funds in the Escrow to Purchaser unless Schlumberger and CellNet shall each have delivered to the escrow holder within 15 days of the entry of an order of the Bankruptcy Court making such determination or, if by agreement, within 5 days of the execution thereof, a Release that acknowledges and agrees that funds each has received from the Escrow fully satisfies all obligations of BCN to pay the BCN Royalties and that CellNet and Schlumberger each elects to accept their allocable share of the Royalty Advance as full satisfaction of the BCN Royalties, which Release the escrow holder shall deliver to Bechtel at the same time as the release of funds.

         (f) Failure of Resolution. If for any reason the Royalty Advance has not been released from the Escrow within one year from the Closing Date, the Royalty Advance and all accrued interest thereon in the Escrow shall be released to Purchaser, and any rights and obligations of the parties in respect of the BCN Royalties shall remain unaffected by this Section 2.04.

         SECTION 2.05 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets contemplated hereby shall take place at a closing (the "Closing") to be held (i) at 2:00 p.m., New York City time, on the second Business Day following the satisfaction or waiver of the conditions set forth in Article VIII at such location as is agreed by the parties, or (ii) at such other time or place as the Sellers and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"); provided that such Closing Date shall not be earlier than ten days following entry of the Sale Order.

         SECTION 2.06 Closing Deliveries by the Seller. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

         (a) executed counterparts of the Ancillary Agreements;


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         (b) a receipt for the Purchase Price;

         (c) such duly executed instruments as are necessary to effectuate the transfer of the respective rights and, where applicable, titles of the Sellers to the Assets, including an assignment of all Assumed Contracts, dated the Closing Date, assigning to the Purchaser all of the Sellers' right, title and interest therein and thereto, together with any required consents to such assignments (taking into account the applicable provisions of the Bankruptcy Code) in the appropriate form for filing in each relevant jurisdiction where the Assets are located, including necessary legalizations, notarizations and signatures;

         (d) a certified copy of the Sale Order;

         (e) such other documents, instruments or certificates required to be delivered pursuant to Section 8.02.

         SECTION 2.07 Closing Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver:

         (a) to the Sellers the portion of the Purchase Price payable at the Closing under Section 2.04, by wire transfer in immediately available funds, to an account or accounts which have been designated by the Sellers at least two Business Days prior to the Closing Date by written notice to the Purchaser;

         (b) to the Sellers executed counterparts of the Ancillary Agreements;

         (c) the certificates and other documents required to be delivered pursuant to Section 8.01.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Sellers jointly and severally represent and warrant to the Purchaser as follows:

         SECTION 3.01 Incorporation and Corporate Authority of the Sellers. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Subject to the entry of the Sale Order, each of the Sellers has all necessary corporate power and authority to pursue its Chapter 11 Case, to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Sellers, the performance by the Sellers of their respective obligations hereunder and thereunder and the consummation by the Sellers of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Sellers. This Agreement has been, and upon execution


                                       14
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the Ancillary Agreements will be, duly executed and delivered by the Sellers, and (assuming due authorization, execution and delivery by the Purchaser) and this Agreement constitutes, and upon execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Sellers, enforceable against Sellers in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.02 No Conflict. Assuming all consents, approvals, authorizations and other actions described in Section 3.03 have been obtained and all filings and notifications listed in Section 3.02 of the Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or as described in Section 3.02 of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Sellers do not and will not (a) violate or conflict with the Certificate of Incorporation, other constituent documents or By-laws of the Sellers, (b) conflict with or violate any Law or Governmental Order applicable to the Sellers or (c) result in the creation of a Lien on any of the Assets.

         SECTION 3.03 Consents and Approvals. The execution and delivery of this Agreement and each Ancillary Agreement by the Sellers do not, and the performance of this Agreement and each Ancillary Agreement by the Sellers will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the entry by the Bankruptcy Court of the Sale Order, (b) as described in Section 3.03 of the Disclosure Schedule, (c) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser or its Affiliates and (d) such consents, approvals or authorizations the failure of which to be obtained would not have a material adverse effect on the Assets.

         SECTION 3.04 Absence of Litigation. Except for the Chapter 11 Case and as set forth in Section 3.04 of the Disclosure Schedule, there are no Actions pending or, to the knowledge of the Sellers, threatened against Sellers, or to which any of the Assets are subject that, individually or in the aggregate, would reasonably be expected to prevent the Sellers' ability to consummate the sale of the Assets to the Purchaser as contemplated hereby or which would have a material adverse effect on BCN or the Assets.

         SECTION 3.05 Compliance with Laws. To the Seller's knowledge, the Sellers are not in violation of any Laws or Governmental Orders applicable to the Assets, or by which it is bound, except (i) as set forth in Section 3.05 of the Disclosure Schedule or (ii) violations the existence of which would not, individually or in the aggregate, have a material adverse effect on the Assets.

         SECTION 3.06 Brokers. Except for The Blackstone Group, L.P., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Sellers. Notwithstanding the above, in no event shall the Purchaser pay any fee, commission or expense of any broker, finder or investment banker representing Sellers, including the Blackstone Group, L.P.

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         SECTION 3.07 BCN Interests. Sellers own the Assets free and clear of all Liens. On the Closing Date, Sellers shall transfer the Assets to Purchaser (or its designee) free and clear of any and all Liens.

         SECTION 3.08 No Other Representatives or Warranties. Except as expressly set forth above, Sellers make no representation or warranty, express or implied, concerning this Agreement, the Assets, the Assumed Liabilities, the Residual Rights or the transactions contemplated hereby. It is the intention of the parties and an essential element of this Agreement that this Agreement constitutes an "as is, where is" sale with no recourse, representation or warranty against Sellers except as expressly set forth herein, and Purchaser, from and after the Closing, waives any claim against Purchaser based on any express or implied representation or warranty concerning this Agreement, the Assets, the Assumed Liabilities, the Residual Rights or the transactions contemplated hereby.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Sellers as follows:

         SECTION 4.01 Incorporation and Corporate Authority of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been, and upon their execution the Ancillary Agreements will be, duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) constitutes, and upon their execution the Ancillary Agreements will constitute, legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 4.02 No Conflict. Except as may result from any facts or circumstances relating solely to the Sellers, the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation, other constituent documents or the By-laws (or other similar applicable documents) of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give

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to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the material assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser or any of its Subsidiaries is a party or by which any of such assets or properties is bound or affected, except as would not, individually or in the aggregate, materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement or by the Ancillary Agreements.

         SECTION 4.03 Consents and Approvals. The execution and delivery of this Agreement and each Ancillary Agreement by the Purchaser do not, and the performance of this Agreement and each Ancillary Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except (a) the entry by the Bankruptcy Court of the Sale Order, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser from performing any of its material obligations under this Agreement and the Ancillary Agreements and
(c) as may be necessary as a result of any facts or circumstances relating solely to the Sellers or their Affiliates.

         SECTION 4.04 Absence of Litigation. No Action is pending or, to the knowledge of the Purchaser, threatened, before any Governmental Authority which seeks to delay or prevent the consummation of the transactions contemplated hereby.

         SECTION 4.05 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement and the Ancillary Agreements based upon arrangements made by or on behalf of the Purchaser. Notwithstanding the above, in no event shall the Sellers pay any fee, commission or expense of any broker, finder or investment banker representing the Purchaser.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01 Bankruptcy Actions. (a) On or about the date hereof, Sellers shall file a motion, supporting papers, notices and a form Sale Order (collectively, the "Sale Motion"), seeking the Bankruptcy Court's approval of this Agreement, the Seller's performance under this Agreement, the waiver of sales, transfer, stamp and similar taxes on the sale of the Assets pursuant to this Agreement in accordance with Section 1146(c) of the Bankruptcy Code, the assumption and assignment of the Assumed Contracts and identification of the Cure Amounts. The Sellers shall use their best efforts to schedule a hearing on the Sale Motion on or before June 13, 2000 and to have the Bankruptcy Court enter the Sale Order. In the event that the Bankruptcy Court's approval of the Sale Order is appealed, the Sellers shall use best efforts to defend such appeal.

         (b) The Purchaser shall promptly take such actions as are reasonably requested by Sellers to assist in causing the Bankruptcy Court to enter the Sale Order, including demonstrating that (i) the Purchaser is a "good faith" purchaser under Section 363(m) of the Bankruptcy Code, (ii) the Purchaser has provided adequate assurance of future performance under the Assumed

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Contracts and (iii) Sections 363(f) and 1146(c) of the Bankruptcy Code
shall apply to the sale of the Assets.

         (c) The Sellers shall give appropriate notice, and provide appropriate opportunity for hearing, to all parties entitled thereto, of all motions, orders, hearings or other proceedings relating to this Agreement or the transactions contemplated hereby.

         SECTION 5.02 Access to Information. Prior to the Closing Date the Sellers shall promptly provide to the Purchaser each proposed or executed amendment to the Schlumberger Agreement within 24 hours of its dispatch or receipt by any Seller.

         SECTION 5.03 Regulatory and Other Authorizations; Consents.

         (a) Each of the Sellers shall use its commercially reasonable efforts, and the Purchaser shall use its commercially reasonable efforts, to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

         (b) The Sellers agree to use their commercially reasonable efforts to obtain and the Purchaser shall cooperate with the Sellers in obtaining any other consents and approvals which may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

         SECTION 5.04 Further Action. From and after the Closing Date, each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions of this Agreement and the Ancillary Agreements and give effect to the transactions contemplated hereby and thereby. Without limiting the foregoing, from and after the Closing, the Sellers shall do all things necessary, proper or advisable under Applicable Laws as requested by the Purchaser to put the Purchaser in effective possession, ownership and control of the Assets.

         SECTION 5.05 Discharge and Nature of Obligations. None of the obligations of the Sellers pursuant to this Agreement and any Ancillary Agreement shall be discharged in the Chapter 11 Case or any other voluntary or involuntary case seeking relief under the Bankruptcy Code.

         SECTION 5.06 Intercompany Obligations. The Parties hereby agree that all intercompany liabilities of Sellers (or their Affiliates) to, or claims of Sellers (or their Affiliates) against, BCN (or its Affiliates, including Purchaser and its Affiliates) as of the Closing Date shall be deemed canceled. All claims of Purchaser, BEn Meters International, Inc. and BCN against Sellers' bankruptcy estate(s) (including against Sellers' directors, officers, employees, agents and other representatives) that may have arisen prior to the Closing shall be deemed canceled.

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]

                                   ARTICLE VII

                                   TAX MATTERS

         SECTION 7.01 Liability for Taxes and Preparation of Returns. (a) Sellers shall prepare and timely file, or cause to be prepared and timely filed:
(i) all Tax Returns relating to Taxes in the nature of income or franchise Taxes imposed on or with respect to Sellers or any of their Affiliates; (ii) all Tax Returns (if any) of federal, state or local or foreign consolidated combined or unitary groups for all Tax periods in which a Sellers or Affiliate thereof is includible; (iii) all Tax Returns relating to the Assets which Tax Returns are due on or before the Closing Date. Sellers shall not prepare or file or cause to be prepared or filed any Tax Return required to be filed or caused to be filed by Sellers pursuant to this paragraph (a) (a "Seller Return") inconsistent with past practice or take any position, make any material election, or adopt any method that is inconsistent with positions taken, election made or methods used in preparing or filing similar Tax Returns in prior periods. The Sellers shall be liable for all costs incurred in connection with the preparation and filing of Seller Returns. The Sellers shall deliver to the Purchaser a complete copy of each Tax Return filed by (or caused to be filed by) the Sellers pursuant to this
Section 7.01(a) and any amendment to such Tax Return on or before the date that is 10 days after the date such Tax Return, or amendment thereof, is filed with the appropriate Tax authority.

         (b) The Purchaser shall prepare and timely file (or cause to be prepared and timely filed) all Tax Returns relating to the Assets acquired pursuant to the express terms of this Agreement that are not Seller Returns (such Tax Returns to be prepared by Purchaser or caused to be prepared by Purchaser, in each case to the extent relating to Taxes with respect to which Sellers are liable under Section 7.01(c) hereof, the "Purchaser Returns"). Purchaser shall deliver to CellNet a copy of each Purchaser Return not later than 20 days prior to the due date for filing a Purchaser Return (or, if such due date is within 20 days following the Closing Date, as promptly as practicable following the Closing Date). The Purchaser shall be liable for all costs it incurs in connection with its preparation (and any filing made by it) of Purchaser Returns. CellNet shall timely file (or cause to be filed) all Purchaser Returns that are required to be signed by Sellers or an Affiliate thereof, and Purchaser shall timely file (or cause to be filed) all other Purchaser Returns. CellNet shall have the right to review and approve, which approval may not be unreasonably withheld, all Purchaser Returns delivered to CellNet pursuant to this Section 7.01(b) which are not required by this Section 7.01(b) to be filed by Sellers. Purchaser shall deliver to CellNet a complete copy of each Purchaser Return filed by (or caused to be filed by) Purchaser pursuant to this Section 7.01(b), and any amendment to such Purchaser Return, on or before the date that is 10 days after the date such Purchaser Return or amendment thereof is filed with the appropriate Tax authority.

         (c) Sellers shall be liable for and shall pay to the appropriate Tax authority all Taxes relating to the Assets or the Assumed Liabilities for any Tax period ending on or prior to the Closing Date. In the case of Taxes relating to the Assets or the Assumed Liabilities that are payable with respect to a Tax year or period that begins before the Closing Date and ends after the Closing Date (a "Straddle Period"), the Sellers shall be liable for and shall pay to the appropriate Tax authority any such Taxes allocable to the portion of such Straddle Period ending on and including the Closing Date which shall be (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement) deemed equal to the amount which would be payable if the Tax year or period ended with the Closing Date (except that, solely for the purposes of determining the marginal tax rate applicable to income or receipts during such year or period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes) and (ii) in the case of Taxes not described in the preceding subparagraph (i) that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediate preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

         SECTION 7.02 Cooperation and Exchange of Information. The Sellers and the Purchaser shall provide each other with such cooperation and information as any of them reasonably may request of another in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by Tax authorities. The Sellers and their Affiliates shall provide all such information at the same time and in the same manner that they deliver the Assets to the Purchaser. Each such party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Any information obtained under this
Section 7.02 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding. The Purchaser and each Seller shall each report the federal, state and local income and other tax consequences of the transaction contemplated by this Agreement in a manner consistent with the allocation of the Purchase Price agreed hereunder. The Parties each further covenant and agree not to take an inconsistent position with respect to such allocations on any Tax Return or otherwise.

         SECTION 7.03 Conveyance Taxes. The Sellers agree to assume liability for and to pay all sales, transfer, stamp, recording or documentary, real property transfer and other transfer or gains and similar Taxes incurred as a result of the sale of Assets contemplated hereby. Nothing herein shall be construed to deprive CellNet of the benefit of Section 1146(c) of the Bankruptcy Code.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.01 Conditions to Obligations of the Seller. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

         (a) Representations and Warranties; Covenants. (i) The representations and warranties of the Purchaser contained in Article IV shall be true and correct in all respects as of the Closing (other than representations and warranties made as of another date, which representations and warranties shall have been true and correct in all respects as of such date), except to the extent that any such representation and warranty is qualified by a materiality requirement, in which case such representation and warranty shall be true and correct in all material respects as of the applicable date; (ii) the covenants and obligations contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects except that the Purchaser shall have complied in all respects with its obligations under Article II hereof; and (iii) Sellers shall have received a certificate of the Purchaser to such effect signed by a duly authorized officer thereof;

         (b) Bankruptcy Court Order. The Sale Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, modified, reversed or amended;

         (c) No Governmental Order. There shall be no Governmental Order in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions;

         (d) Ancillary Agreements. The Purchaser shall have executed and delivered to the Sellers the Ancillary Agreements; and

         (e) No Alternative Transaction Covering Assets. The Sellers shall not have accepted a proposal for a plan of reorganization that calls for the Sellers to retain their interest in the Assets and for the termination of the Schlumberger Agreement and the cancellation of all of the transactions contemplated thereunder.

         SECTION 8.02 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

         (a) Representations and Warranties; Covenants. (i) The representations and warranties of the Sellers contained in Article III shall be true and correct as of the Closing (other than representations and warranties made as of another date, which representations and warranties shall have been true and correct as of such date), except to the extent that any such representation and warranty is qualified by materiality, in which case such representation and warranty shall be true and correct in all material respects as of the applicable date; (ii) the covenants and obligations contained in this Agreement to be complied with by the Sellers on or before the

Closing shall have been complied with in all material respects; and (iii) the Purchaser shall have received a certificate of the Sellers to such effect signed by a duly authorized officer thereof;

         (b) Bankruptcy Court Order. The Sale Order, substantially in the form of Exhibit D and otherwise in form and substance satisfactory to the Purchaser, shall have been entered by the Bankruptcy Court, shall have become a Final Order, and shall not be subject to any pending appeal;

         (c) HSR Act. Any waiting periods (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

         (d) No Governmental Order. There shall be no Governmental Order (including, without limitation, any order entered in the Chapter 11 Case) in existence that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions;

         (e) Ancillary Agreements. The Sellers shall have executed and delivered to the Purchaser the Ancillary Agreements;

         (f) Consents. On or prior to the Closing Date, the Sellers shall have received all consents and approvals necessary for the consummation of this transaction, including the consents and approvals set forth in the Disclosure Schedule (taking into account any applicable provision of the Bankruptcy Code);

         (g) No Alternative Transaction Covering Assets. The Sellers shall not have accepted a proposal for a plan of reorganization that calls for the Sellers to retain their interest in the Assets and for the termination of the Schlumberger Agreement and the cancellation of all of the transactions contemplated thereunder; and

         (h) Effectiveness of IP Court Order. The Bankruptcy Court order relating to the IP rights of BCN is in full force and effect and has been complied with by BCN by, among other things, the transfer to the Purchaser of all records, schematics, texts, computer programs and software copies comprising the embodiments of the Intellectual Property.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. Subject to Section 9.03 below, this Agreement may be terminated at any time prior to the Closing:

         (a) by the mutual written consent of the Sellers and the Purchaser;

         (b) by the Purchaser upon the conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;

         (c) by the Purchaser if the Chapter 11 Case is dismissed by the Bankruptcy Court;

         (d) by the Purchaser or the Sellers if the Bankruptcy Court enters an order approving any acquisition with respect to the Assets other than the sale of the Assets to the Purchaser;

         (e) [Intentionally Omitted]

         (f) by either party upon the material breach of any provision of this Agreement by the other party;

         (g) by the Sellers or the Purchaser in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the transactions contemplated herein; and

         (h) by the Purchaser at any time after June 28, 2000 if the Closing has not occurred by such date other than due to a breach of the obligations of Purchaser under this Agreement.

         SECTION 9.02 Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve either party from liability for any breach of its obligations or failure to perform hereunder resulting in a termination by the other party under Section 9.01(f).

         SECTION 9.03 Waiver. At any time prior to the Closing, any party may
(a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01 Expenses. Except as may be otherwise specified herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

         SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

         (a)      if to any Seller:

                  CellNet Data Systems, Inc. or successor name
                  125 Shoreway Road
                  San Carlos, CA  94070
                  Attention:        David Perry and John Dubel
                  Telecopier:       (650) 508-6886
                           with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Attention:        Mark Thompson
                  Telecopier:       (212) 455-2502
                  and
                           Dubel & Associates, LLC
                  212 Shiloh Road
                  PO Box 210
                  Hope, N.J.  07844
                  Telecopier:  (908) 459-5221

         (b)      if to the Purchaser:

                  Bechtel Enterprises, Inc.
                  50 California Street
                  San Francisco, CA  94111
                  Attention:        James R. Leahy
                  Telecopier:       (415) 733-0119
                           with a copy to:

                  Bechtel Enterprises, Inc.
                  50 California Street
                  San Francisco, CA  94111
                  Attention:        General Counsel
                  Telecopier:       (415) 951-0850

         SECTION 10.03 Public Announcements. Except as may be required by applicable law, stock exchange rules or in filings by the Sellers with the Bankruptcy Court or the office of the United States trustee, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other party, which consent shall not be unreasonably withheld, and the parties shall cooperate as to the timing and contents of any such announcement.

         SECTION 10.04 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

         SECTION 10.06 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Ancillary Agreements, between the Sellers and the Purchaser with respect to the subject matter hereof and except as otherwise expressly provided herein.

         SECTION 10.07 Assignment. This Agreement shall not be assigned by the Sellers except after the Closing pursuant to an order of the Bankruptcy Court upon notice to the Purchaser complying with the Federal Rules of Bankruptcy Procedure and, except that the Purchaser may assign all or any of its rights and obligations hereunder to any wholly owned subsidiary or any Affiliate of the Purchaser upon the execution of a written instrument whereby such assignee agrees to assume all of the assignor's obligations hereunder and be bound by all the terms and conditions of this Agreement; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 10.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity (other than BCN, as expressly set forth herein) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.09 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Sellers and the Purchaser and approved by the Bankruptcy Court if requested by either party.

         SECTION 10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of California and, to the extent applicable, the Bankruptcy Code. The parties hereto agree that the Bankruptcy Court shall be the exclusive forum for enforcement of this Agreement or the transactions contemplated hereby and (only for the limited purpose of such enforcement) submit to the jurisdiction thereof; provided that if the Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Agreement, then each party hereto agrees that all such actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a California state or federal court sitting in San Francisco, and the parties hereto hereby irrevocably submit to the jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

         SECTION 10.11 Consent to Jurisdiction; Remedies.

         (a) All actions and proceedings arising out of or relating to this Agreement, or any of the Ancillary Agreements, shall be heard and determined in the Bankruptcy Court; provided that if the Bankruptcy Court determines that it does not have subject matter jurisdiction over any action or procedure arising out of or relating to this Agreement, then each party hereto agrees that all such actions or proceedings shall be heard and determined in a California state or federal court sitting in the County of San Francisco, and each of the parties hereto (i) waives any objection which such party may now or hereafter have to the venue for any such action or proceeding, and (ii) irrevocably and unconditionally accepts, with regard to any such action or proceeding, the personal jurisdiction of such courts and waives any defense or objection that it might otherwise have to such courts' exercise of personal jurisdiction with respect to it. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or, if any action or proceeding cannot be instituted in any state or federal court in the County of San Francisco, to commence any such legal proceedings or otherwise proceed against any other party in any other jurisdiction.

         (b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in a court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.13 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  CELLNET DATA SYSTEMS, INC.

                                           /s/ John S. Dubel
                                  By:      ___________________________________
                                           Name:  John S. Dubel
                                           Title:  Chief Operating Officer


                                  CN HOLDINGS, INC.

                                           /s/ John S. Dubel
                                  By:      ___________________________________
                                           Name:  John S. Dubel
                                           Title:  Chief Operating Officer


                                  BECHTEL ENTERPRISES, INC.

                                           /s/ James R. Leahy
                                  By:      ___________________________________
                                           Name:  James R. Leahy
                                           Title: Vice President


ACKNOWLEDGED AND AGREED:

BEn METERS INTERNATIONAL, INC.

         /s/ James R. Leahy
By:      _____________________________
         Name:  James R. Leahy
         Title:  Vice President


BCN DATA SYSTEMS, L.L.C.

         /s/ Mitchell D. Smith
By:      _____________________________
         Name: Mitchell D. Smith
         Title:  Vice President, Business
                 Development